CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 10.1

RESTRUCTURING AGREEMENT

Dated

September 30, 2002

BETWEEN

TAISHO PHARMACEUTICAL CO., LTD.

AND

NEUROCRINE BIOSCIENCES, INC.

This Agreement (this “Agreement”), dated September 30, 2002, is by and between Taisho Pharmaceutical Co., Ltd., a Corporation organized under the laws of Japan with principal offices located at 24-1, Takata 3-Chome, Toshima-ku, Tokyo 170-8633, Japan (“Taisho”) and Neurocrine Biosciences, Inc., a Delaware Corporation with principal offices located at 10555 Science Center Drive, San Diego, California 92121 (“Neurocrine”).

WITNESSETH:

WHEREAS, Neurocrine and Taisho entered into the License Agreement dated on July 21, 2000, amended by Amendment Number One dated on November 30, 2000 and Amendment letter dated April 10, 2002 (“License Agreement”).

WHEREAS, Neurocrine and Taisho hoped to restructure the collaborative relationship under the License Agreement to secure all rights of Products and to commercialize Products with potential new partner (“New Partner” as defined below), and Neurocrine and Taisho entered into Amendment letter dated April 10, 2002.

WHEREAS, Neurocrine and Taisho has reached agreement to restructure the collaborative relationship and amend the License Agreement to provide such restructuring.

NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the parties agree as follows:

  Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to such terms in the License Agreement.
  Restructuring of Collaborative Relationship, Amendment to the License Agreement.

  2.1. Amendment of the Territory. It is agreed that the License Agreement is hereby amended to provide that the Licensed Territory licensed to Taisho thereunder shall be limited to Japan and licenses for all other countries and territories revert to Neurocrine upon execution of this Agreement. Each party retains the rights to develop, manufacture and commercialize Products in their respective territories as is determined as above [***].

  2.2. Limitation of Monetary Obligation, No Developmental Obligation. It is agreed that Taisho shall be free from any and all monetary or developmental obligations past September 30, 2002 under the License Agreement, other than payment obligation for the remainder of Development Cost until September 30, 2002 ("Last Payment"). Neurocrine shall issue and send invoice of the Last Payment to Taisho no later than October 31, 2002. Taisho shall make the Last Payment within thirty (30) days of the receipt of such an invoice.

  *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

  2.3 Profit Sharing.

    Discussions. On the date hereof, Taisho and Neurocrine are in discussion with [***] and [***] ([***] and together with [***], “New Partner”) regarding a [***] to NBI-6024. In the event neither New Partner has [***] of the terms and conditions of such a [***] on or before [***], this Agreement will terminate upon [***]. In the event one or both New Partners [***] of the terms and conditions of such a [***] on or before [***], this Agreement will continue in full force and effect until [***] or Neurocrine enters into a [***] agreement with one of the New Partners. In the event a New Partner [***], negotiation of the [***] with that New Partner will be deemed terminated. If negotiations with both New Partners are [***] this Agreement will terminate.
    Consideration. In the event business negotiations with a New Partner [***] culminate in a [***] agreement with the New Partner, in consideration of (i) Taisho’s contribution for the Development under the License Agreement and Taisho’s redelivery of all rights of Taisho to Products under the License Agreement and, (ii) Taisho’s cooperation for restructuring the collaborative relationship between the parties and for seeking New Partner, Neurocrine shall pay to Taisho [***] of the [***] that are negotiated with the New Partner and Neurocrine would receive with respect to license of NBI-6024 or Product(s). Neurocrine shall provide Taisho with a copy of agreement(s) or amendment(s) thereto executed by Neurocrine with the New Partner, to the extent necessary to confirm the payments Neurocrine would receive under such agreement. Payment to Taisho by Neurocrine shall be made (i) within thirty (30) days of receipt by Neurocrine of each such payment from the New Partner, (ii) by wire to the bank account designated by Taisho, (iii) in United States Dollars and (iv) under applicable tax treaty. The terms of any license agreement with a New Partner will be at Neurocrine’s sole discretion and Neurocrine shall be under no obligation to accept any terms proposed by New Partner if Neurocrine determines it is not in its best interest.

  2.4 Term and Termination.

    This Agreement shall have effective period as the case may be as set forth in Section 2.3 (a) above. Provisions of Sections 3.2 and 3.3 hereof shall survive any termination of this Agreement. In addition, in case that this Agreement terminates upon Neurocrine's entering into a [***] agreement with one the New Partners, provisions of Section 2.3 (b) hereof shall survive such termination.
    Termination of this Agreement shall terminate the License Agreement as amended by this Agreement and all rights and obligations of both parties thereunder unless otherwise stated herein. Provided, however, Article 1 and Section 13.13 in the License Agreement shall survive the termination of the License Agreement, and Article 10 in the License Agreement shall be effective until September 30, 2007. Taisho shall destroy any and all Confidential Information provided from Neurocrine under the License Agreement at its own cost, and Taisho shall notify Neurocrine of completion of the destruction immediately after such a completion.

           *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

  Miscellaneous.

  3.1 Entire Agreement. This Agreement and the License Agreement constitute the entire agreement with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Neurocrine and Taisho with respect to such subject matter. Except as explicitly set forth in this Agreement, each of the parties hereto has no rights or obligations to the other party with respect to the License Agreement or subject matter thereof.

  3.2 Dispute resolution. Section 13.13 in the License Agreement shall also apply to this Agreement.

  3.3 Press releases. Press releases and any form of publication regarding this Agreement shall be reviewed by the non-publishing party. Publishing party will submit a draft of press release or publish regarding this Agreement to non-publishing party for comments at least ten (10) business days prior to release or publication. Neither party will release any contents of this Agreement without consent of non-publishing party, not to be unreasonably withheld. Comments will be provided as soon as practicable, and in no event later than seven (7) business days after receipt thereof, after which consent shall be deemed given in the absence of a response.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in duplicate originals as of the date first above written.

TAISHO PHARMACEUTICAL CO., LTD.

By:  /s/ KUNIHIRO KITAMURA

Name:  Kunihiro Kitamura

Title:  Executive Officer

Date:  September 30, 2002

NEUROCRINE BIOSCIENCES, INC.

By:  /s/ PAUL H. HAWRAN

Name:  Paul H. Hawran

Title:  Executive Vice President and Chief Financial Officer

Date:  September 25, 2002